EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of W. R. Berkley Corporation (the "Company") on Form 10-Q/A for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, William R. Berkley, Chairman of the Board and Chief Executive Officer of the Company, and Eugene G. Ballard, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 /s/ WILLIAM R. BERKLEY
-------------------------

William R. Berkley
Chairman of the Board and Chief Executive Officer

 /s/ EUGENE G. BALLARD
------------------------

Eugene G. Ballard
Senior Vice President - Chief Financial Officer and Treasurer

December 23, 2003

A signed original of this written statement required by Section 906 has been provided to W. R. Berkley Corporation (the "Company") and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.